         Exhibit
         NUMBER

         21


                  SUBSIDIARIES OF SPECTRUM BANCORPORATION, INC.


NAME                                           STATE OF INCORPORATION
----                                           ----------------------
F&M Bank                                       South Dakota

Rushmore Bank & Trust Co.                      South Dakota

Citizens Bank(1)                               Iowa

Citizens Bank of Princeton                     Missouri

Citizens Bank, Carlisle                        Iowa

Spectrum Banc Service Corporation              South Dakota